UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2014

General Cable Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)::

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On July 2, 2014, General Cable Corporation (the “Company”) committed to, and on July 9, 2014, announced, a restructuring program designed to improve profitability and return on invested capital in each of its three reportable segments. The restructuring program builds on the Company’s existing productivity and asset optimization plans. The restructuring program is focused on the closure of certain underperforming assets as well as the consolidation and realignment of other facilities.  On July 9, 2014, the Company also announced that it is implementing reductions in selling, general and administrative expenses globally.

Collectively, the restructuring program is expected to generate $10 million of savings in 2014, increasing to ongoing annual savings of $75 million beginning in 2016. As a result of the restructuring, the Company expects to record pre-tax charges of approximately $200 million.  The Company estimates that approximately 40% of these pre-tax charges will result in cash outlays, primarily related to separation expense and approximately 60% are expected to be non-cash charges, primarily related to accelerated depreciation and the write-off of property, plant and equipment resulting from facility closures.   The Company anticipates a majority of the total charges will be incurred in 2014.

These actions are anticipated to result in the elimination of approximately 1,000 positions globally, representing nearly 7% of the Company’s workforce.

Progress on the restructuring will be communicated periodically throughout the implementation of the program which is expected to be completed over the next 12 months.  The timing and costs of the restructuring program may vary from the Company’s current estimates based on certain factors, including the finalization of timetables for the transition of production, consultations with employees and other statutory severance requirements of particular legal jurisdictions as well as any other actions that may result from the Company’s ongoing evaluation of its portfolio.

The information set forth in Item 2.05 contains certain “forward-looking statements,” which include information concerning the timing and costs of the Company’s restructuring program, expected savings and benefits as a result of the Company’s restructuring program and other information that is not historical information.  Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over many of which the Company has no control.  These factors include, but are not limited to the Company’s ability to achieve the anticipated cost savings, efficiencies and other benefits related to the restructuring program and the other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to, its annual report on Form 10-K filed with the SEC on March 3, 2014, and subsequent SEC filings.  The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors.

Item 7.01    Regulation FD Disclosure

On July 9, 2014, the registrant issued a press release announcing a restructuring program and updating its full year 2014 outlook, a copy of which is furnished as Exhibit 99 hereto and is incorporated herein by reference.

The information being furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits

List below the financial statements, pro forma financial information and exhibits, if any, furnished as part of this report.

(d)   The Exhibit furnished in this report is listed in the Index to Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

Date: July 9, 2014	By:	/s/ Brian J. Robinson
	Name:	Brian J. Robinson
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

99	General Cable Corporation Press Release dated July 9, 2014	Furnished Herewith